Salibello & Broder
                          Certified Public Accountants
                               810 Seventh Avenue
                               New York, NY 10019


                                             November 15, 1999


                    Re: Q-Seven Systems, Inc. and Subsidiary


To Whom It May Concern:

     In order to compile the financial statements required for inclusion in Form 10-QSB for the quarter ended September 30, 1999, financial data and other information had to be assembled from several different sources. Certain data and information necessary to complete the compilation of the financial statements was not received in time for it to be analyzed and recorded in the books of the Company and/or its subsidiary. Therefore, it was not possible to timely complete the compiled financial statements.


                                             Very truly yours,
                                             SALIBELLO & BRODER


                                             By:  /s/ Gary Broder
                                                  ------------------------
                                                  Gary Broder, Partner